EXHIBIT 99.1

CONTACT:
William Viqueira
Chief Financial Officer
General Maritime Corporation
(212) 763-5677

                          GENERAL MARITIME CORPORATION
                     COMMENCES EXCHANGE OFFER FOR ALL OF ITS
                      OUTSTANDING 10% SENIOR NOTES DUE 2013

New York, New York, July 10, 2003 - General Maritime Corporation (NYSE: GMR) (the "Company") today announced that it has commenced an offer (the "Exchange Offer") to exchange all of its outstanding 10% senior notes due March 15, 2013, that were issued in a private placement on March 20, 2003, for an equal principal amount of 10% senior notes due March 15, 2013, that are registered under the Securities Act of 1933, as amended (the "Exchange Notes"). The terms of the Exchange Notes are identical to those of the currently outstanding notes except that the Exchange Notes are registered under the Securities Act of 1933 and will not be subject to restrictions on transfer.

The Company is undertaking the Exchange Offer to satisfy certain obligations under a registration rights agreement entered into by and among the Company and the initial purchasers of the outstanding notes. Outstanding notes that are not tendered in the Exchange Offer will remain outstanding and will retain their rights under the indenture, but they will not retain any rights under the registration rights agreement. The Company will not receive any additional proceeds from the Exchange Offer.

The Exchange Offer and the right to withdraw any outstanding notes that have been tendered in the Exchange Offer are scheduled to expire on September 8, 2003, unless extended by the Company.

Additional Information
----------------------
The Company has filed a registration statement, including a prospectus and other related documents, on Form S-4 with the United States Securities and Exchange Commission (the "SEC") in connection with the Exchange Offer. The Company urges holders of the outstanding notes to read the prospectus and other documents carefully before tendering any outstanding notes. These documents also contain necessary information regarding the procedures that must be used to tender outstanding notes. Holders of the outstanding notes may obtain any documents filed with the SEC relating to the Exchange Offer free of charge from the SEC's website at www.sec.gov. These documents may also be obtained from the exchange agent for the Exchange Offer, LaSalle Bank National Association, at:

                  LaSalle Bank National Association
                  135 S. LaSalle Street, Suite 1960
                  Chicago, Illinois 60603
                  Ph:  (312) 904-2442
                  Fax: (312) 904-2236
                  Attn.:   Wayne M. Evans CCTS
                           First Vice President, Corporate Trust Administration

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such jurisdiction.

About General Maritime Corporation
----------------------------------
General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin and other regions including West Africa, the North Sea, Mediterranean, Black Sea and Far East. General Maritime owns and operates 46 tankers - 27 Aframax and 19 Suezmax tankers - making it the second largest mid-sized tanker company in the world with more than 5.5 million dwt.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
--------------------------------------------------------------------------------
This press release contains "forward looking statements" regarding the expected completion of our exchange offer. These statements are subject to a number of risks and uncertainties that could cause these statements to be incorrect or actual results to differ materially. These risks and uncertainties include changing market conditions in the tanker industry, market conditions for debt securities generally, securities issued by companies in the tanker industry and our debt securities specifically.